                                                                   EXHIBIT 99.1



Media Contact:    Gary Rhodes, The Kroger Co. (513) 762-1304
Investor Contact: Kathy Kelly, The Kroger Co. (513) 762-4969

               KROGER REPORTS 17% INCREASE IN EARNINGS PER SHARE,
                    BEFORE ONE-TIME ITEMS, FOR THIRD QUARTER

                     Profit Growth Driven by Higher Margins,
                   Solid Corporate Brand Sales and Synergies

         CINCINNATI, OH, December 5, 2000 -- The Kroger Co. (NYSE: KR) today reported earnings of $0.28 per diluted share, excluding costs related to mergers and one-time expenses, for the third quarter ended November 4, 2000. These results represent an increase of 17% over the third quarter of 1999.

         Total sales for the third quarter increased 6.1% to $11.0 billion. Food store sales also rose 6.1%. Comparable food store sales, which include relocations and expansions, rose 1.9% for the quarter, while identical food store sales rose 1.4%.

         EBITDA (earnings before interest, taxes, depreciation, amortization, LIFO and one-time items) for the third quarter of fiscal 2000 totaled $757 million, an increase of 10.2% from a year ago.

         "We are pleased with our strong earnings performance in the third quarter," said Joseph A. Pichler, Kroger chairman and chief executive officer. "Kroger now has met or exceeded its earnings per share growth goal for 15 consecutive quarters."

         Among the financial highlights of the third quarter:

         o Gross profit margin, without one-time expenses and excluding the LIFO charge, increased 10 basis points to 26.58%

         o Operating, general and administrative (OG&A) costs, on this basis, declined 4 basis points to 18.28% as the Company began to realize the benefits of technology and productivity initiatives

         o Estimated combined synergy savings reached an annual run rate of $294 million - well above the Company's original goal of $260 million for all of fiscal 2000.

         As previously announced, Kroger expects to achieve its total synergy savings goal of $380 million in fiscal 2001, a full year earlier than originally projected.

         Mr. Pichler said the Company's corporate brand products continued to perform well in the third quarter. In October, Kroger officially launched Private Selection(R), its own brand of nearly 300 premium-quality grocery, meat, deli and seafood items. These are now available exclusively at the Company's 2,343 food stores in 31 states. In addition, Kroger recently introduced Naturally Preferred(TM), its premium brand of all-natural vitamins, herbs and other products that will be available in all Company-owned stores by year-end. In all, Kroger introduced more than 480 corporate brand items during the third quarter.

         Mr. Pichler also said Kroger continued to make solid progress in reducing net working capital. Net working capital totaled $302 million, a decrease of $85 million from the end of the third quarter of 1999, when the Company set a goal of reducing working capital by at least $500 million over five years.

         Kroger repurchased approximately 4.7 million shares of its common stock during the third quarter at an average price of $21.84 per share, for a total investment of approximately $103 million. During the first three quarters of fiscal 2000, the Company repurchased approximately 20.8 million shares of its common stock at an average price of $19.93 per share, for a total investment of approximately $414 million.

         Net total debt was $8.4 billion, a decline of $364 million from the third quarter of 1999 as a result of strong free cash flow from operations and the improvement in net working capital.

         "This debt reduction is especially noteworthy given the magnitude of our stock repurchase program this year," Mr. Pichler said.

         On a related note, both Moody's Investors Service and Standard & Poor's recently upgraded their ratings outlook for Kroger from "stable" to "positive" based on the Company's operating and financial performance since the merger.

         During the third quarter of 2000, Kroger opened, expanded, relocated or acquired 35 food stores, as compared to 104 in the third quarter of 1999 when the Company completed the acquisition of 27 Jay C Food Stores and 35 stores from Albertson's. Overall square footage in the third quarter increased 4.8% over the prior year. Excluding acquisitions and operational closings, square footage rose 4.3%. Excluding only acquisitions, square footage rose 2.9%. Capital expenditures for the quarter totaled $400 million.

         Kroger incurred merger-related and one-time expenses of $34.5 million pre-tax in the third quarter. Of this amount, $20.5 million was non-cash and $14.0 million was cash. The Company expects these costs for the remainder of the year to be in the range of $15-$30 million primarily as a result of the conversion of the Fred Meyer Marketplace stores in Arizona to the Fry's banner and the ongoing consolidation of information system platforms.

         For the first three quarters of 2000, Kroger reported earnings of $0.88 per diluted share, excluding costs related to mergers and one-time expenses. These results represent an increase of 19% over the first three quarters of 1999, before an extraordinary item. Total sales in the first three quarters of 2000 increased 6.4% to $36.3 billion. EBITDA totaled $2.5 billion for the first three quarters of 2000, an increase of 11.3% over the same period in 1999.

         For fiscal year 2000, Mr. Pichler said that he remains comfortable with the consensus estimate for earnings per share.

         Headquartered in Cincinnati, Ohio, Kroger is the nation's largest retail grocery chain. At the end of the third quarter, the Company operated 2,343 supermarkets and multi-department stores in 31 states under nearly two dozen banners, including Kroger, Fred Meyer, Ralphs, Smith's, King Soopers, Dillon, Fry's, City Market, Food 4 Less and Quality Food Centers. Kroger also operates

787 convenience stores, 396 fine jewelry stores, 57 supermarket fuel centers and 42 food processing plants.

                                      # # #


This press release contains certain forward-looking statements about the future performance of the Company. These statements are based on management's assumptions and beliefs in light of the information currently available to it. We assume no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to, material adverse changes in the business or financial condition of Kroger and other factors affecting the businesses of the Company which are described in filings with the Securities and Exchange Commission.


Note: Kroger's quarterly conference call with investors will be broadcast live via the Internet at 11 a.m. (EST) on December 5, 2000 at www.kroger.com and www.streetevents.com. An on-demand replay of the webcast will be available from 2 p.m. (EST) on December 5, 2000 through December 19, 2000.

                                 THE KROGER CO.
                        CONSOLIDATED STATEMENT OF INCOME
                             WITHOUT ONE-TIME ITEMS
               (in millions of dollars, except per share amounts)



                                                               THIRD QUARTER                        YEAR TO DATE
                                                       ----------------------------         ---------------------------
                                                         2000              1999               2000              1999
                                                       ---------         ---------          ---------         ---------
SALES                                                  $10,961.9         $10,329.2          $36,308.3         $34,111.2

COSTS AND EXPENSES:
      MERCHANDISE COSTS, INCLUDING ADVERTISING,
           WAREHOUSING AND TRANSPORTATION                8,042.2           7,587.8           26,577.9          25,122.1
      OPERATING, GENERAL AND ADMINISTRATIVE              2,004.2           1,892.4            6,692.1           6,235.5
      RENT                                                 152.2             155.9              531.3             498.1
      DEPRECIATION                                         209.5             193.6              696.0             638.5
      AMORTIZATION OF GOODWILL                              24.5              23.3               78.9              76.0
      NET INTEREST EXPENSE INCL. CAPITAL LEASES            146.1             142.8              507.6             484.6
                                                       ---------        ----------          ---------        ----------

           TOTAL                                        10,578.7           9,995.8           35,083.8          33,054.8
                                                       ---------        ----------          ---------        ----------

      INCOME BEFORE TAX EXPENSE AND
           EXTRAORDINARY ITEMS                             383.2             333.4            1,224.5           1,056.4

      TAX EXPENSE                                          150.2             131.4              480.6             421.5
                                                       ---------        ----------          ---------        ----------

      INCOME BEFORE EXTRAORDINARY ITEMS                    233.0             202.0              743.9             634.9

      EXTRAORDINARY ITEMS (a)                               (1.6)               --               (3.2)             (9.8)
                                                       ---------        ----------          ---------        ----------

      NET INCOME                                       $   231.4        $    202.0          $   740.7        $    625.1
                                                       =========        ==========          =========        ==========


      INCOME PER BASIC COMMON SHARE:
      FROM OPERATIONS                                  $    0.28        $     0.24          $    0.90        $     0.77
      EXTRAORDINARY ITEMS                                   0.00              0.00               0.00             (0.01)
                                                       ---------        ----------          ---------        ----------

           NET INCOME PER COMMON SHARE                 $    0.28        $     0.24          $    0.90        $     0.76
                                                       =========        ==========          =========        ==========

           SHARES USED IN BASIC CALCULATION                820.7             831.7              825.5             829.1

      INCOME PER DILUTED COMMON SHARE:
      FROM OPERATIONS                                  $    0.28        $     0.24          $    0.88        $     0.74
      EXTRAORDINARY ITEMS                                   0.00              0.00               0.00             (0.01)
                                                       ---------        ----------          ---------        ----------

           NET INCOME PER DILUTED COMMON SHARE         $    0.28        $     0.24          $    0.88        $     0.73
                                                       =========        ==========          =========        ==========

           SHARES USED IN DILUTED CALCULATION              844.5             857.4              847.5             860.0

Note: Certain prior year amounts have been reclassified to conform to current year presentation.

(a)      The Extraordinary Items are from the early retirement of debt.

                       SUPPLEMENTAL FINANCIAL INFORMATION
                             WITHOUT ONE-TIME ITEMS

                                                                        THIRD QUARTER                 YEAR TO DATE
                                                                   -----------------------        ---------------------
                                                                     2000            1999          2000           1999
                                                                   -------         -------        -------       -------
EBITDA (b)                                                           756.8           686.6        2,516.5       2,261.0
LIFO CHARGE (CREDIT)                                                  (6.5)           (6.5)           9.5           5.5


GROSS PROFIT % (EXCLUDING LIFO CHARGE)
      WITHOUT ONE-TIME ITEMS                                         26.58%          26.48%         26.83%        26.37%

NET WORKING CAPITAL (c)                                              302.0           387.4
NET TOTAL DEBT (d)                                                 8,382.6         8,746.2
ERONOA (e)                                                           24.22%          23.53%


             % TO SALES FOR INCOME STATEMENT WITHOUT ONE-TIME ITEMS

                                                                       THIRD QUARTER                  YEAR TO DATE
                                                                   ----------------------         ---------------------
                                                                     2000           1999           2000           1999
                                                                   -------         ------         -------       -------
MERCHANDISE COSTS, INCLUDING ADVERTISING,
    WAREHOUSING AND TRANSPORTATION                                  73.37%          73.46%         73.20%        73.65%
OPERATING, GENERAL AND ADMINISTRATIVE                               18.28%          18.32%         18.43%        18.28%

EFFECTIVE TAX RATE                                                  39.20%          39.41%         39.25%        39.90%

(b) EBITDA, as defined in Kroger's credit agreements, represents earnings before interest, taxes, depreciation, amortization, LIFO, and one-time items.


(c) Net working capital, as defined by The Kroger Co., is calculated as current operating assets less current operating liabilities. The components of this calculation are detailed following the Consolidated Balance Sheet.


(d) Net total debt, as defined by The Kroger Co., is calculated as the amount of long-term debt, including capital leases, net of Kroger's investment in debt securities issued by lenders of certain of Kroger's structured financings and net of prefunded employee benefits.

(e) ERONOA, as defined by The Kroger Co., represents the EBITDA return on net operating assets and is calculated as rolling four quarters EBITDA before rent expense divided by the sum of total assets less goodwill less accounts payable, less prepaid VEBA, plus 8 times rolling four quarters rent expense.

                                 THE KROGER CO.
                        CONSOLIDATED STATEMENT OF INCOME
                               WITH ONE-TIME ITEMS
               (in millions of dollars, except per share amounts)

                                                                   THIRD QUARTER                         YEAR TO DATE
                                                             ----------------------------         ----------------------------
                                                               2000               1999              2000               1999
                                                             ---------          ---------         ---------          ---------
SALES                                                        $10,961.9          $10,329.2         $36,308.3          $34,111.2

COSTS AND EXPENSES:
        MERCHANDISE COSTS, INCLUDING ADVERTISING,
             WAREHOUSING, AND TRANSPORTATION                   8,050.5            7,605.8          26,605.0           25,158.3
        OPERATING, GENERAL AND ADMINISTRATIVE                  2,028.6            1,898.2           6,786.3            6,258.8
        RENT                                                     152.2              155.9             531.3              498.1
        DEPRECIATION                                             209.5              193.6             696.0              638.5
        AMORTIZATION OF GOODWILL                                  24.5               23.3              78.9               76.0
        INTEREST EXPENSE INCL. CAPITAL LEASES                    146.1              142.8             507.6              484.6
        IMPAIRMENT CHARGES                                          --                 --             190.9                 --
        MERGER RELATED COSTS                                       1.8               69.2              12.6              303.8
                                                             ---------          ---------         ---------          ---------

             TOTAL                                            10,613.2           10,088.8          35,408.6           33,418.1

        INCOME BEFORE TAX EXPENSE AND
             EXTRAORDINARY ITEMS                                 348.7              240.4             899.7              693.1

        TAX EXPENSE                                              146.2              111.0             373.3              301.4
                                                             ---------          ---------         ---------          ---------

        INCOME BEFORE EXTRAORDINARY ITEMS                        202.5              129.4             526.4              391.7

        EXTRAORDINARY ITEMS (a)                                   (1.6)              --                (3.2)              (9.8)
                                                             ---------          ---------         ---------          ---------

        NET INCOME                                           $   200.9          $   129.4         $   523.2          $   381.9
                                                             =========          =========         =========          =========



        INCOME PER BASIC COMMON SHARE:
        FROM OPERATIONS                                      $    0.25          $    0.16         $    0.64          $    0.47
        EXTRAORDINARY ITEMS                                       0.00               0.00              0.00              (0.01)
                                                             ---------          ---------         ---------          ---------

             NET INCOME PER COMMON SHARE                     $    0.25          $    0.16         $    0.64          $    0.46
                                                             =========          =========         =========          =========

             SHARES USED IN BASIC CALCULATION                    820.7              831.7             825.5              829.1

        INCOME PER DILUTED COMMON SHARE:
        FROM OPERATIONS                                      $    0.24          $    0.15         $    0.62          $    0.46
        EXTRAORDINARY ITEMS                                       0.00               0.00              0.00              (0.01)
                                                             ---------          ---------         ---------          ---------

             NET INCOME PER DILUTED COMMON SHARE             $    0.24          $    0.15         $    0.62          $    0.45
                                                             =========          =========         =========          =========

             SHARES USED IN DILUTED CALCULATION                  844.5              857.4             847.5              860.0

        ONE-TIME EXPENSES IN MERCHANDISE COSTS (b)           $     8.3          $    18.0         $    27.1          $    36.2
        ONE-TIME EXPENSES IN OG&A (b)                             24.4                5.8              94.2               23.3

        IMPAIRMENT CHARGES (c)                                      --                 --             190.9                 --

        MERGER RELATED COSTS                                       1.8               69.2              12.6              303.8
                                                             ---------          ---------         ---------          ---------

             TOTAL ONE-TIME ITEMS, MERGER COSTS,
                AND IMPAIRMENT CHARGES                       $    34.5          $    93.0         $   324.8          $   363.3
                                                             =========          =========         =========          =========

Note: Certain prior year amounts have been reclassified to conform to current year presentation.

(a)  The Extraordinary Items are from the early retirement of debt.


(b) The one-time items in both 1999 and 2000 are costs related to mergers. The merchandise charges relate to inventory revaluations. The operating, general and administrative charges primarily relate to expenses for stores closed or to be closed.


(c) Relates primarily to the write-down of certain impaired assets in accordance with Statements of Financial Accounting Standards No. 121.

                       SUPPLEMENTAL FINANCIAL INFORMATION
                               WITH ONE-TIME ITEMS

                                                                        THIRD QUARTER                 YEAR TO DATE
                                                                   -----------------------        ---------------------
                                                                     2000            1999          2000           1999
                                                                   -------         -------        -------       -------
EBITDA (d)                                                           756.8           686.6        2,516.5       2,261.0
LIFO CHARGE (CREDIT)                                                  (6.5)           (6.5)           9.5           5.5


GROSS PROFIT % (EXCLUDING LIFO CHARGE)
      WITH ONE-TIME ITEMS                                            26.50%          26.30%         26.75%        26.26%

NET WORKING CAPITAL (e)                                              302.0           387.4
NET TOTAL DEBT (f)                                                 8,382.6         8,746.2
ERONOA (g)                                                           24.22%          23.53%

               % TO SALES FOR INCOME STATEMENT WITH ONE-TIME ITEMS

                                                                       THIRD QUARTER                 YEAR TO DATE
                                                                   ---------------------        ---------------------
                                                                    2000           1999          2000           1999
                                                                   ------         ------        ------         ------
MERCHANDISE COSTS, INCLUDING ADVERTISING,
    WAREHOUSING AND TRANSPORTATION                                  73.44%         73.63%        73.28%         73.75%
OPERATING, GENERAL AND ADMINISTRATIVE                               18.51%         18.38%        18.69%         18.35%

EFFECTIVE TAX RATE                                                  41.93%         46.17%        41.49%         43.49%

(d) EBITDA, as defined in Kroger's credit agreements, represents earnings before interest, taxes, depreciation, amortization, LIFO, and one-time items.


(e) Net working capital, as defined by The Kroger Co., is calculated as current operating assets less current operating liabilities. The components of this calculation are detailed following the Consolidated Balance Sheet.


(f) Net total debt, as defined by The Kroger Co., is calculated as the amount of long-term debt, including capital leases, net of Kroger's investment in debt securities issued by lenders of certain of Kroger's structured financings and net of prefunded employee benefits.

(g) ERONOA, as defined by The Kroger Co., represents the EBITDA return on net operating assets and is calculated as rolling four quarters EBITDA before rent expense divided by the sum of total assets less goodwill less accounts payable plus 8 times rolling four quarters rent expense.

                           CONSOLIDATED BALANCE SHEET
                           Subject to Reclassification
                                  (in millions)

                                                            November 4,    November 6,
                                                                2000          1999
                                                            -----------    -----------
ASSETS
Current Assets
      Cash                                                   $   130.5      $   283.2
      Receivables                                                618.1          619.7
      Inventories                                              4,412.3        4,275.7
      Prepaid and other current assets                           197.3          418.7
                                                             ---------      ---------

           Total current assets                                5,358.2        5,597.3

Property, plant and equipment, net                             8,698.1        8,057.5
Goodwill, net                                                  3,707.1        3,799.5
Other assets                                                     342.5          483.3
                                                             ---------      ---------

           Total Assets                                      $18,105.9      $17,937.6
                                                             =========      =========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
      Current portion of long-term debt                      $   308.6      $   530.1
      Accounts payable                                         3,274.2        3,198.5
      Accrued salaries and wages                                 651.2          673.0
      Other current liabilities                                1,751.3        1,864.2
                                                             ---------      ---------

           Total current liabilities                           5,985.3        6,265.8

Long-term debt                                                 7,745.7        7,863.5
Other long-term liabilities                                    1,528.5        1,400.5

Stockholders' equity                                           2,846.4        2,407.8
                                                             ---------      ---------

           Total liabilities and stockholders' equity        $18,105.9      $17,937.6
                                                             =========      =========

Total common shares outstanding at end of period                 817.9          834.8
Total diluted shares Year to Date                                847.5          860.0



Note: Certain prior year amounts have been reclassified to conform to current year presentation.



                         NET WORKING CAPITAL CALCULATION

                                                November 4,      November 6,
                                                   2000             1999
                                                -----------      ----------
      Cash                                       $   130.5        $   283.2
      Receivables                                    618.1            619.7
      FIFO Inventory                               4,923.4          4,811.8
      Operating prepaid and other assets             185.8            199.6
      Accounts payable                            (3,274.2)        (3,198.5)
      Operating accrued liabilities               (2,278.6)        (2,328.4)
      Prepaid VEBA                                    (3.0)              --
                                                 ---------        ---------

      Net working capital                        $   302.0        $   387.4